MANAGEMENT CONSULTING AGREEMENT

THIS AGREEMENT dated effective as of the 25 day of June, 2014.

BETWEEN:

JOAO DA COSTA, business person, having an address located at Suite 810 – 789 West Pender Street Vancouver, B.C. V6C 1H2

(hereinafter called the ”Consultant”)

OF THE FIRST PART

AND:

POLY SHIELD TECHNOLOGIES INC., a company incorporated under the laws of the State of Delaware, having an address located at 888 S. Andrews, Fort Lauderdale FL  33316

(hereinafter called the “Company”)

OF THE SECOND PART

WHEREAS:

A.

The Consultant has acted as a director of the Company since June 20, 2008 and as Chief Financial Officer, Treasurer and Secretary of the Company since May 2, 2002, and the Consultant previously acted as Chief Executive Officer  and President of the Company from February 1, 2006 to May 11, 2012;

The Company wishes to compensate the Consultant for acting as the Company’s Chief Financial Officer and Treasurer on the terms and conditions set forth in this Agreement.

B.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

CONSULTING SERVICES

1.1

The Company hereby engages the Consultant to provide the Consulting Services to the Company in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

1.2

The Consultant agrees to act as the Chiel Financial Officer of the Company, reporting directly to the Company’s Chief Executive Officer and the Company’s board of directors (the “Board”), and to perform the following services and undertake the following responsibilities and duties to the Company as consulting services, subject to the supervision and control of the Board (the "Consulting Services"):

(a)

Review the Financial Statements of the Company;

(b)

Work directly with the Company’s consultants or employees that provide bookkeeping, accounting and administrative services;

(c)

Working with the Chief Technical Officer and other senior officers to put together budgets;

(d)

To coordinate the filing requirements for the Securities and Exchange Commission or any other regulatory body the Company reports in;

(e)

Review contracts and legal documentation; and

(d)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the Board in the Consultant’s capacity as Chief Financial Officer provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

1.3

The Consultant shall devote such attention and energies to the business affairs of the Company as may be reasonably necessary for the discharge of his duties as Chief Financial Officer, provided that, subject to the terms and conditions set out in this Agreement, the Consultant may engage in reasonable investment, business and other activities that do not interfere with the Consultant's obligations hereunder.

1.4

The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.  The Consultant shall be responsible for all taxes or deductions as required to by remitted in the Consultant’s country of domicile.

2.

CONSULTING FEE AND REIMBURSEMENT OF EXPENSES

2.1

During the Term, the Company shall pay the Consultant a consulting fee in consideration of the provision of the Consulting Services equal to $7,500 US per month (the "Consulting Fee").

2.2

The Consulting Fee is to be paid as of April 1, 2014.

2.3

In addition to paying the Consulting Fee and upon the submission of proper vouchers and other authorizations in accordance with the Company’s expense and reimbursement policies and procedures as may exist from time to time, the Company will reimburse the Consultant for all normal and reasonable travel and other specific expenses incurred by the Consultant during the Term and in connection with the performance by the Consultant of the Consulting Services.

3.

TERM OF SERVICES

3.1

The Consultant shall provide the Consulting Services to the Company for a term beginning on the date of this Agreement and continuing until the close of business on the third (3rd) anniversary of the date of this Agreement (the “Termination Date”), unless this Agreement is terminated earlier or extended in accordance with the terms and conditions set forth in this Agreement (the “Term”)

3.2

The Company may terminate this Agreement prior to the Termination Date:  (i) at any time on ninety days’ prior written notice; or (ii) without prior notice upon the occurrence of any of the following events (each an “Event of Default”):

(a)

the Consultant’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)

the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

(c)

the Consultant’s refusal to follow the lawful directives of the Board,

provided that written notice of the Event of Default has been delivered to the Consultant, and further provided the Consultant has failed to remedy such Event of Default within ten (10) days of the date such written notice was delivered to the Consultant.

3.3

   The Consultant may terminate this Agreement at any time prior to the Termination Date upon sixty days’ prior written notice.

3.4

On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

4.

PROPRIETARY INFORMATION AND DEVELOPMENTS

4.1

Confidential Information. The Consultant acknowledges and agrees that, during the course of providing the Consulting Services to the Company, he will have access to secret and confidential information relating to the Company (the “Confidential Information”) and that the following restrictive covenants are necessary to protect the interests and continued success of Company.  Except in the course of the performance of the duties of the Consultant hereunder during the Term in good faith for the sole and exclusive benefit of the Company and in accordance with such confidentiality practices as may be established from time to time by the Company, and except where required by law, the Consultant shall not disclose any Confidential Information to any person or entity at any time during or after the expiration or earlier termination of this Agreement.  As used in this Agreement, Confidential Information includes, without limitation, all information of a technical or commercial nature (such as information consisting of research and development, patents, trademarks and copyrights and applications thereto, formulas, codes, computer programs, software, methodologies, processes, innovations, software tools, know-how, knowledge, designs, drawings specifications, concepts, data, reports, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts and personnel information), whether written or oral, relating to the Company or the business and affairs of the Company, its customers and/or other business associates.  The term "Confidential Information" shall not include information that (i) has been made available to the public generally through no fault of or no breach of any duty or obligation owed by the Consultant;  (ii) that the Company regularly gives to third parties without restriction on use or disclosure; (iii) that is shown by documentary evidence to have been independently developed by the Consultant after the date the Consultant ceases to act for the Company in any capacity, without access to or utilizing any relevant Confidential Information; or (iv) that has been received lawfully and in good faith after the date the Consultant ceases to act for the Company in any capacity from a third party who did not derive it from the Company.  If the Consultant is required by law, including, without limitation, by subpoena or civil discovery request, to disclose any Confidential Information, the Consultant shall immediately notify the Company in writing of the particulars of such requested disclosure and shall reasonably cooperate with the Company in seeking a protective order prohibiting or limiting such disclosure to the extent permitted by law.  In any event, the Consultant shall limit its disclosure of Confidential Information to that portion of such Confidential Information that it is legally required to disclose.

4.2

Creations. The Consultant acknowledges and agrees that all patents, copyrights, trademarks, service marks, trade secrets, inventions, discoveries, creations, devices, designs, specifications, processes, techniques, methods, procedures, analysis, know-how and other proprietary rights (including computer programs, source codes, object codes, technical documentation, forms, protocols, manuals, evaluation tools and methodologies), and any and all modifications, improvements and enhancements thereof, that are conceived, developed, made or reduced to practice by or under the direction of the Consultant (either alone or jointly with others), including, without limitation, all patentable works created by or under the direction of the Consultant and all copyrightable works created by or under the direction of the Consultant as “works made for hire” under applicable law, directly or indirectly arising from, related to or in connection with the properties, business, operations, opportunities or prospects of the Company (or any of its affiliates), or that are paid for by, or created at the direction of, the Company (or any of its affiliates), at any time during the period beginning on the date of this Agreement and ending on the date that Consultant ceases to act as a consultant (or any similar capacity) of the Company (or any of its affiliates) or the third anniversary of this Agreement, whichever is longer (the “Exclusive Period”) (collectively, “Creations”), shall be and remain the sole and exclusive property of the Company (or such affiliates).  In the event that any Creations are not “works made for hire” under applicable law, the Consultant shall, and hereby does, irrevocably and unconditionally assign and transfer all rights, title and interests in and to such Creations to the Company (or such affiliate), to the maximum extent permitted by applicable law, without further compensation and without warranty of the Consultant other than as to a warranty of no prior assignment of such rights, title and interests.  The Consultant further agrees (i) to disclose promptly to the Company all

Creations that are conceived, developed, made or reduced to practice by or at the direction of the Consultant (either alone or jointly with others), (ii) to assign all rights, title and interests in such Creations to the Company (or its affiliate), to the maximum extent permitted by applicable law, without further compensation and without warranty of the Consultant other than as to a warranty of no prior assignment of such rights, title and interests, and (iii) to execute and deliver any and all applications, assignments or other instruments that the Company (or its affiliate) may deem necessary or desirable in order to permit the Company (or such affiliate), at its sole cost and expense, to perfect the assignment and transfer all rights, title and interests in and to such Creations to the Company (or such affiliate), and to apply for, prosecute, obtain and protect any and all patents, copyrights, trademarks, service marks, trade secrets or other proprietary rights in and to such Creations in the United States and foreign countries.

4.3

Unrelated Creations.  Subject to Sections 4.4 and 4.5, Unrelated Creations shall not be deemed to be the property of the Company (or any its affiliates), and the Consultant shall have no obligations to the Company with respect to such Unrelated Creations.  “Unrelated Creations” means any patents, copyrights, trademarks, service marks, trade secrets, inventions, discoveries, creations, devices, designs, specifications, processes, techniques, methods, procedures, analysis, know-how or other proprietary rights conceived, developed, made or reduced to practice by or under the direction of the Consultant (either alone or jointly with others) (i) at any time during the Exclusive Period that are not directly or indirectly arising from, related or connection with the properties, business, operations, opportunities or prospects of the Company (or any of its affiliates), and/or that have not been paid for by, or created at the direction of, the Company (or any of its affiliates), or (ii) at any time after the expiration of the Exclusive Period, subject to Sections 4.4 and 4.5.

4.4

Non-Competition.  The Consultant agrees that during the Term of this Agreement (the “Restricted Period”), the Consultant will not, except with the prior consent or approval of the Board, which consent or approval is to be evidenced by resolution passed (i) at a meeting of the Board duly held and at which a valid quorum was present and voted, or (ii) by written consent executed by all of the members of the Board then appointed or elected, directly or indirectly, whether or not for compensation, be engaged in or have any financial interest in any business, wherever located, competing with or which may compete with the Company in any business that the Company is engaged in, or that the Consultant knows or reasonably should know, that the Company intends to engage in in each case during the Restricted Period (the “Company Business”).  For purposes of this Agreement, the Consultant will be deemed to be "engaged in or to have a financial interest in" a business if the Consultant is an owner, shareholder, employee, officer, director, partner, agent, consultant, service provider, representative, salesperson, advisor, investor, principal, joint venturer or member of or to any Person (defined below), which is engaged in such a business, or if the Consultant directly or indirectly (including through Da Costa Management Corp.) receives remuneration from or performs services for such a Person, or if a member of such Consultant's Immediate Family (defined below) beneficially owns an equity interest, or interest convertible into equity, in any such entity; provided, however, that the foregoing will not prohibit the Consultant from owning, for the purpose of passive investment, less than 5% of any class of securities of a publicly held corporation actively traded on a national securities exchange, the U.S. over-the-counter securities markets or any foreign securities exchange or market.  “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.  “Immediate Family” means an individual’s spouse or children.

4.5

Non-Solicitation / Non-Interference.  During the Restricted Period the Consultant will not, , except with the prior consent or approval of the Board, which consent or approval is to be evidenced by resolution passed (i) at a meeting of the Board duly held and at which a valid quorum was present and voted, or (ii) by written consent executed by all of the members of the Board then appointed or elected, directly or indirectly, acting as an employee, owner, shareholder, partner, member, joint venturer, contractor, advisor, representative, officer, director, agent, salesperson, consultant, service provider, advisor, investor or principal of any Person:

(a)

solicit, advise, provide or sell, directly or indirectly, any services or products of the same or similar nature to services or products of the Company to any client or prospective client of the Company in the Company Business.  For purposes of this Agreement the term “prospective client” shall mean any Person or group of associated Persons whose business the Company has solicited at any time from the date of this Agreement to the date that the Consultant ceases to act for the Company in any capacity whatsoever (the “Service Period”);

(b)

solicit, request or otherwise attempt to induce or influence, directly or indirectly, any present client, distributor or supplier, or prospective client, distributor or supplier, of the Company, or other Persons sharing a business relationship with the Company, to cancel, limit or postpone their business with the Company, or otherwise take action which might be to the disadvantage of the Company; or

(c)

hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, any employee, officer, director, agent, contractor or other business associate of (i) the Company or (ii) of any other Person, if such Person's primary responsibilities were related to the Company during the Service Period to terminate his or, her employment or discontinue such person's consultant, contractor or other business association with the Company or the Company’s  affiliates.

4.6

Scope of Restrictive Covenants.  In the event that any of the provisions of this Article 4 should ever be adjudicated to exceed the time, geographic, product or service and/or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service and/or other limitations permitted by applicable law.  If the covenants of this Article 4 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce such covenants in any other jurisdiction.

4.7

Injunctive Relief.  The Consultant acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Article 4, the Company may suffer irreparable harm and money damages alone would not afford the Company an adequate remedy and, therefore, the Company shall be entitled to obtain immediate injunctive relief, including, without limitation, a temporary restraining order and a preliminary and permanent injunction, in any court of competent jurisdiction (without being obligated to post a bond or other collateral) restraining the Consultant from such breach or threatened breach of the restrictive covenants contained in this Article 4.  Nothing in this Section shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of monetary damages from the Consultant.

5.

PARTIES BENEFITED; ASSIGNMENTS

5.1

This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

6.

NOTICES

6.1

Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 6.  Notices shall be deemed given when delivered.

7.

GOVERNING LAW

7.1

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and each party hereto adjourns to the jurisdiction of the courts of the State of Delaware.

8.

REPRESENTATIONS AND WARRANTIES

8.1

The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

9.

MISCELLANEOUS

9.1

The Consultant and the Company agree that the Consulting Services to be provide by the Consultant, and the Consulting Fees payable by the Company to the Consultant, under this Agreement are in addition to, and independent of, any consulting services to be provided by, or any consulting fees payable to, Da Costa Management Corp. (“Da Costa Management”), including, but not limited to, any services provided by, or consulting fees payable to, Da Costa Management for bookkeeping, accounting or administrative services.

9.2

This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

9.3

This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

9.4

No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

9.5

A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

9.6

This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

9.7

The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

9.8

The Consultant acknowledges and agrees that O'Neill Law Corporation has acted solely as legal counsel for the Company and that the Consultant has been advised to obtain independent legal advice prior to execution of this Agreement.

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9.9

This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

/s/ Joao (John) da Costa

Joao (John) da Costa

POLY SHIELD TECHNOLOGIES INC.

by its authorized signatory:

/s/ Rasmus Norling

Rasmus Norling, Chief Executive Officer